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EXHIBIT 11

                            THE GYMBOREE CORPORATION
                         COMPUTATION OF INCOME PER SHARE
                      (IN THOUSANDS, EXCEPT PER SHARE DATA)

                                                       13 Weeks Ended               26 Weeks Ended
                                                    ----------------------      ----------------------
                                                    AUGUST 4,      JULY 30,     AUGUST 4,      JULY 30,
                                                      1996          1995          1996          1995
                                                    --------       -------      --------       -------
NET INCOME                                           $ 4,285       $ 4,283       $12,878       $10,571
                                                     =======       =======       =======       =======

Weighted average number of shares
outstanding during the period:

Common Stock                                          25,161        24,848        25,103        24,748

Add incremental shares from assumed
 exercise of stock options and warrants                  554           531           484           590
                                                     -------       -------       -------       -------

                                                      25,715        25,379        25,586        25,338
                                                     =======       =======       =======       =======

PRIMARY NET INCOME PER SHARE                         $  0.17       $  0.17       $  0.50       $  0.42
                                                     =======       =======       =======       =======

Weighted average number of shares
outstanding during the period:

Common Stock                                          25,161        24,849        25,103        24,748

Add incremental shares from assumed
 exercise of stock options and warrants                  555           654           491           731
                                                     -------       -------       -------       -------
Weighted average common and common
 equivalent shares outstanding during
 the period                                           25,716        25,503        25,594        25,479
                                                     =======       =======       =======       =======

FULLY DILUTED NET INCOME PER SHARE                   $  0.17       $  0.17       $  0.50       $  0.41
                                                     =======       =======       =======       =======


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